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EX-99.B11
CONSENT OF ERNST & YOUNG LLP

                                                                      EXHIBIT 11

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated December 12, 1997 in the Registration Statement (Form N-1A) and related Prospectus of the Aon Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 11 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-43133) and in this Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6422).

                                                           /s/ Ernst & Young LLP

                                                               Ernst & Young LLP

Chicago, Illinois
February 23, 1998